Exhibit 21

                         Subsidiaries of the Registrant

      As of February 23, 2000, ONIX Systems Inc. owned the following companies:
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
                               NAME                                 STATE OR JURISDICTION    PERCENT OF
                                                                      OF INCORPORATION        OWNERSHIP
------------------------------------------------------------------------------------------------------------

Brandt Instruments, Inc.                                                  Delaware               100
CAC Inc.                                                                  Delaware               100
   Flow Automation Inc.                                                     Texas                100
   Lots 82 and 83, Inc.                                                   Louisiana              100
   Mid-South Power Systems, Inc.                                          Louisiana              100
   Mid-South Controls & Services, Inc.                                    Louisiana              100
   Thermo Instrument Controls de Mexico, S.A. de C.V.                      Mexico                100
    (1% of which shares are owned directly by ONIX Systems Inc.)
   ONIX Process Analysis Inc.                                               Texas                100
OnIX Holdings Limited                                                      England               100
   CAC UK Limited                                                          England               100
   ONIX Measurement Limited                                                England               100
   ONIX Process Analysis Limited                                           England               100
Polysonics, Inc.                                                            Texas                100
TN Spectrace Europe B.V.                                                 Netherlands             100
TN Technologies Inc.                                                        Texas                100
   Kay-Ray/Sensall, Inc.                                                  Delaware               100
   TN Technologies Canada Inc.                                             Canada                100
Westronics Inc.                                                             Texas                100